Exhibit 20


         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.


                            SIGA TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE WARRANT

         1. Issuance; Certain Definitions.

               1.1 In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SIGA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), MacAndrews & Forbes Holdings Inc., a Delaware corporation, or its registered assigns, is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on the Expiration Date, 639,095 fully paid and nonassessable shares of Common Stock, at an initial exercise price per share (the "Exercise Price") of $2.00 per share, subject to adjustment as set forth herein. The shares of Common Stock issued upon exercise of this Warrant, as adjusted from time to time pursuant to
Section 6 hereof, are referred to as "Warrant Shares." This Warrant is being issued pursuant to the terms and conditions of the Purchase Agreement.

               1.2 As used in this Warrant, the following terms have the respective meanings set forth below:

         "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose Outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

         "Appraisal Procedure" means the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "Valuation Amount"). The Valuation Amount shall be determined in good faith jointly by the Board of Directors and the Holder; provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed 20 Business Days) the Valuation Amount shall be determined by an investment banking firm of national reputation, which firm shall be reasonably acceptable to the Board of Directors and the Holder. If the Board of Directors and the Holder are unable to agree upon an acceptable investment banking firm within 10 days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within 10 days of his appointment) from a list, jointly prepared by the Board of Directors and the Holder, of not more than six investment banking firms of national reputation in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Holder. The arbitrator may consider, within the 10-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Holder shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within 30 days of its appointment, make its own determination of the Valuation Amount. The determination of the final Valuation Amount by such investment banking firm shall be final and binding upon the parties. The Company shall pay all of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Common Stock" means the Common Stock of the Company, par value $0.0001 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.5 hereof.

         "Company" has the meaning assigned to it in Section 1.1 hereof.

         "Designated Office" has the meaning assigned to it in Section 11.2 hereof.

         "Excluded Stock" has the meaning assigned to it in Section 6.10 hereof.

         "Exercise Date" has the meaning assigned to it Section 2.1(a) hereof.

         "Exercise Price" means, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in Section 1.1 hereof, as adjusted from time to time pursuant to Section 6 hereof.

         "Expiration Date" means January 8, 2011.

         "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on The Nasdaq SmallCap Market as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted on The Nasdaq SmallCap Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted on The Nasdaq National Market or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party.

         "Form of Assignment" has the meaning assigned to it in Section 4.1 hereof.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or Warrant Shares, the Person in whose name such Warrant or Warrant Shares is registered on the books of the Company maintained for such purpose.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Notice of Exercise" has the meaning assigned to it in Section 2.1(a) hereof.

         "Original Issue Date" means January 8, 2004.

         "Original Warrants" means the Warrants originally issued by the Company on January 8, 2004, pursuant to the Purchase Agreement.

         "Outstanding" means, (a) when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of Outstanding scrip or any certificates representing fractional interests in shares of Common Stock and (b) when used with reference to Warrants, at any date as of which the number thereof is to be determined, all issued Warrants.

         "Permitted Transferee" means (i) any Affiliate of the Holder, including, without limitation, directors, executives and officers of the Holder, (ii) any member of the family of any Affiliate of the Holder, including any such Person's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any of the Securities have been transferred by any such Person for estate or tax planning purposes, (iii) any charity or foundation to which the Securities have been transferred by the Holder or any Person or entity described in clause (i) or (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by the Holder of any of the Securities.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, Governmental Entity or any other entity.

         "Purchase Agreement" means the Securities Purchase Agreement by and between the Company and MacAndrews & Forbes Holdings Inc., dated August 13, 2003.

         "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and MacAndrews & Forbes Holdings Inc., dated August 13, 2003.

         "Reserved Spin Off Securities" has the meaning assigned to it in
Section 6.2 hereof.

         "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Spin Off Securities" has the meaning assigned to it in Section 6.2 hereof.

         "Subsidiary" means, with respect to any Person, any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the Outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

         "Transfer" means any disposition of any Warrant or Warrant Shares or of any interest therein, which would constitute a "sale" thereof within the meaning of the Securities Act.

         "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the 20 Business Days ending on the Business Day immediately prior to the day as of which Fair Market Value is being determined.

         "Warrant Price" means an amount equal to (i) the number of Warrant Shares being purchased upon exercise of this Warrant pursuant to Sections 1 and 2 hereof, multiplied by (ii) the Exercise Price.

         "Warrant Shares" has the meaning assigned to it in Section 1.1 hereof.

         "Warrants" means the Original Warrants and all Warrants issued upon transfer, division or combination of, or in substitution for, the Original Warrants, or any other such Warrant subsequently issued to the Holder. All Warrants shall at all times be identical as to terms and conditions, except as to the Warrant Shares for which they may be exercised and their date of issuance.

         2. Exercise of Warrants.

               2.1 Manner of Exercise.

               (a) This Warrant is exercisable in whole or in part at any time and from time to time on any Business Day from and after the Original Issue Date and at any time until 5:00 P.M., New York time, on the Expiration Date. Such exercise shall be effectuated by submitting to the Company at its Designated Office (i) a completed and duly executed written notice of the Holder's election to exercise this Warrant (a "Notice of Exercise") (substantially in the form attached to this Warrant as Annex A) indicating the Warrant Shares then being purchased pursuant to such exercise, together with this Warrant and (ii) payment to the Company of the Warrant Price. The date on which such delivery and payment shall have taken place being sometimes referred to as the "Exercise Date."

               (b) Upon receipt by the Company of such Notice of Exercise, surrender of this Warrant and payment of the Warrant Price (in accordance with Section 2.1(c) hereof), the Holder shall be entitled to receive as promptly as practicable, and in any event within five Business Days thereafter, a certificate or certificates for Warrant Shares so purchased in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise, registered in the name of the Holder or, subject to Section 4 hereof, such other name as shall be designated in the Notice of Exercise, together with cash in lieu of any fraction of a share, as provided in Section 2.3 hereof. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining Warrant Shares underlying this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

               (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check or by wire transfer of immediately available funds in the amount of such Warrant Price payable to the order of the Company,
(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value equal to such Warrant Price, (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Market Value equal to such Warrant Price, or (iv) any combination of the foregoing. In the event of any withholding of Warrant Shares or surrender of Common Stock pursuant to clause (ii), (iii) or (iv) above where the number of shares whose Fair Market Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section
2.3 hereof.

               2.2 Payment of Taxes. All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Liens. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof. The Company shall not, however, be required to pay any tax or governmental charge which may be issuable upon exercise of this Warrant payable in respect of any Transfer involved in the issue and delivery of Warrant Shares in a name other than that of the holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

               2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the Exercise Date.

         3. Reservation and Authorization of Common Stock. The Company shall at all times during the term of this Warrant reserve for issuance upon exercise of the then outstanding balance of this Warrant such number of shares of its Common Stock as shall be required for issuance of the Warrant Shares. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any Warrant Shares required to be reserved for issuance upon exercise of Warrants require registration or qualification with any Governmental Entity (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value (if any) of the shares of Common Stock deliverable upon exercise of the Warrant or that would cause the number of Warrant Shares issuable upon exercise of the Warrant to exceed (when taken together with all other Outstanding shares of Common Stock) the number Warrant Shares that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and non-assessable shares of Common Stock issuable upon exercise of the Warrant at such adjusted exercise price.

         4. Transfer, Assignment, Division, Combination, Mutilation or Loss of Warrant.

               4.1 Transfer or Assignment of Warrant. Subject to the limitations set forth in Section 7 hereof, upon (a) surrender of this Warrant to the Company at its Designated Office accompanied by a Form of Assignment annexed hereto as Annex B (each, a "Form of Assignment") duly executed and funds sufficient to pay any applicable transfer tax, and (b) delivery of an opinion of counsel to the Holder reasonably satisfactory to the Company to the effect that, in the opinion of such counsel, the transfer is exempt from the registration requirements of the Securities Act (provided that no such opinion shall be required in the event of a Transfer to a Permitted Transferee), the Company shall, without charge, execute and deliver a new Warrant registered in the name of the assignee named in the Form of Assignment at the address, and evidencing the right to purchase the shares of Common Stock, specified in the Form of Assignment, and the Warrant represented by this Warrant shall promptly be cancelled.

               4.2 Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

               4.3 Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               4.4 Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued hereunder.

               4.5 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution and Other Adjustments.

               6.1 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Sections 6.3 through 6.6 hereof, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               6.2 Adjustment Upon Spin Off. If, at any time or from time to time after the Original Issue Date, the Company shall spin off or otherwise divest itself of a part of its business or operations or dispose of all or of a part of its assets in a transaction in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved a number of Spin Off Securities (the "Reserved Spin Off Securities") equal to the number of Spin Off Securities that would have been issued to the Holder had all of the Holder's Outstanding Warrants on the record date for determining the number of Spin Off Securities to be issued to stockholders of the Company been exercised as of the close of business on the trading day immediately before such record date, and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, a number of Reserved Spin Off Securities equal to (x) the Reserved Spin Off Securities multiplied by (y) a fraction, the numerator of which shall be the amount of the Outstanding Warrants then being exercised, and the denominator of which shall be the amount of the Outstanding Warrants.

               6.3 Upon Stock Dividends, Subdivisions or Splits. If, at any time or from time to time after the Original Issue Date, the number of shares of Common Stock Outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to, and the denominator of which is the number of shares of Common Stock Outstanding immediately after, such increase in Outstanding shares.

               6.4 Upon Combinations or Reverse Stock Splits. If, at any time or from time to time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination or reverse stock split, the Exercise Price shall be appropriately increased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to, and the denominator of which is the number of shares of Common Stock Outstanding immediately after, such decrease in Outstanding shares.

               6.5 Upon Reclassifications, Reorganizations, Consolidations or Mergers. If, at any time or from time to time after the Original Issue Date, there is any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the Warrant Shares deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders of the Warrant such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

               6.6 Upon Issuance of Common Stock. If, at any time or from time to time after the Original Issue Date, the Company shall issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, without consideration or for consideration per share less than either (x) the Exercise Price in effect immediately prior to such issuance or (y) the Fair Market Value per share of the Common Stock immediately prior to such issuance, then such Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

               (i) the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

               (ii) a fraction of which (x) the numerator shall be the sum of
         (A) the number of shares of Common Stock Outstanding on a fully-diluted basis immediately prior to such issuance and (B) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the greater of the Exercise Price in effect immediately prior to such issuance or the Fair Market Value per share of Common Stock and (y) the denominator shall be the number of shares of Common Stock Outstanding on a fully-diluted basis immediately after such issuance.

               6.7 Provisions Applicable to Adjustments. For purposes of any adjustment of the Exercise Price pursuant to Section 6.6 hereof, the following provisions shall be applicable:

               (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

               (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Valuation Amount as determined in accordance with the Appraisal Procedure.

               (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

                      (A) the aggregate maximum number of shares of Common
               Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                      (B) the aggregate maximum number of shares of Common
               Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs
               (i) and (ii) above);

                      (C) on any change in the number of shares or exercise
               price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

                      (D) upon the expiration of any options to purchase or
               rights to subscribe for Common Stock which shall not have been exercised, the Exercise Price computed upon the issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such options to purchase or rights to subscribe for Common Stock, and the consideration received therefor was the consideration actually received by the Company for the issue of the options to purchase or rights to subscribe for Common Stock that were exercised, plus the consideration actually received by the Company upon such exercise; and

                      (E) no further adjustment of the Exercise Price adjusted
               upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

               6.8 Deferral in Certain Circumstances. In any case in which the provisions of this Section 6 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (a) issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (b) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

               6.9 Appraisal Procedure. In any case in which the provisions of this Section 6 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (a) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (b) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

               6.10 Exceptions. This Section 6 shall not apply to (a) securities offered to the public pursuant to a public offering; (b) securities issued to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors; or (c) securities Outstanding as of the date hereof (provided that the terms of such securities will not be modified in any manner following the date hereof) (collectively, "Excluded Stock").

               6.11 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 6 and shall prepare a certificate signed by the treasurer or chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each Designated Office; and

               (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company and mailed to all Holders at their last addresses as they shall appear in the warrant register.

         7. Transfer to Comply with the Securities Act; Registration Rights.

               7.1 Transfer. This Warrant has not been registered under the Securities Act and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act; provided, that, no registration statement or opinion of counsel shall be required in the event of a Transfer to a Permitted Transferee. Each Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in substantially the following form by which the Holder (and any transferee thereof) shall be bound:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

               7.2 Registration Rights. Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not limited to, the Company's commitment to file registration statements including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

         8. Notice Of Corporate Actions; Taking Of Record; Transfer Books.

               8.1 Notices of Corporate Actions. In case:

               (a) of the Company granting to all of the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

               (b) of any reclassification of the Common Stock (other than a subdivision or combination of the Outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (d) of the commencement by the Company or any Subsidiary of a tender offer for all or a portion of the Outstanding shares of Common Stock (or the amending of any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the warrant register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section 8.1.

               8.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

               8.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (i) if to the Company, to:

                       SIGA Technologies, Inc.
                       420 Lexington Avenue, Suite 601
                       New York, New York 10170
                       Attention:  Thomas N. Konatich
                       Telephone No.:  (212) 672-9100
                       Facsimile No.:  (212) 697-3130

               with a copy (which shall not constitute notice) to:

                       Kramer Levin Naftalis & Frankel LLP
                       919 Third Avenue
                       New York, New York 10022
                       Attention:  James A. Grayer, Esq.
                       Facsimile No.: (212) 715-8000

               (ii) if to the Holder, to:

                       MacAndrews & Forbes Holdings Inc.
                       35 East 62nd Street
                       New York, New York 10021
                       Attention: Barry F. Schwartz, Esq.
                       Facsimile No.: (212) 572-8435

               with a copy (which shall not constitute notice) to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York  10035
                       Attention:  Franklin M. Gittes, Esq. and
                                   Alan C. Myers, Esq.
                       Facsimile No.:  (212) 735-2000

Any party may be given notice in accordance with this Section 9, unless such party designates another address or person for receipt of notice hereunder.

         10. No Impairment; Regulatory Compliance And Cooperation; Notice Of Expiration. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment.

         11. Miscellaneous.

               11.1 Successors and Assigns. This Warrant shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder and their respective successors and assigns. The Holder's rights under this Warrant may be assigned, in whole or in part, to (a) any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Holder for all purposes hereunder or (b) any transferee of a Warrant, or, if applicable, any portion of a Warrant, that represents (x) the greater of (A) 10% of the Warrant Shares exercisable by such transferor on the date of such transfer and
(B) 34,149 Warrant Shares (subject to adjustment as set forth herein) or (y) if the transferor shall then hold Warrants representing less than 34,149 Warrant Shares (subject to adjustment as set forth herein), all of the Warrants held by such transferor, and any such transferee shall be deemed to be a Holder for all purposes hereunder.

               11.2 Designated Office. As long as any of the Warrants remain Outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 420 Lexington Avenue, Suite 601, New York, New York 10170. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least 10 Business Days prior to the effective date of such change.

               11.3 Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, the Purchase Agreement and the Registration Rights Agreement contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

               11.4 Governing Law; Jurisdiction; Waiver Of Jury Trial. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Warrant, the construction of its terms and the interpretation of the rights and duties of the Company. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and the Company hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on the company anywhere in the world, whether within or without the jurisdiction of any such court. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Warrant or the transactions contemplated hereby.

               11.5 Remedies. Each Holder of Warrants, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and shall waive, in an action for specific performance, the defense that a remedy at law would be adequate.

               11.6 Limitation of Liability. No provision hereof and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               11.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

               11.8 Descriptive Headings. Descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Warrant has been executed as of the 8th day of January, 2004.

                                              SIGA TECHNOLOGIES, INC.


                                              By: /s/ Thomas N. Konatich
                                              Name:   Thomas N. Konatich
                                              Title:  Acting Chief Executive
                                                      Officer

                                    ANNEX A

                         NOTICE OF EXERCISE OF WARRANT

                [To be executed only upon exercise of Warrant]


         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of January 8, 2004, to purchase ___ shares of common stock, par value $0.0001 per share (the "Warrant Shares"), of SIGA TECHNOLOGIES, INC. and tenders herewith payment in accordance with Sections 1 and 2 of such Warrant. The undersigned further requests, in accordance with
Section 2.1(b) of the Warrant, that certificates for the Warrant Shares hereby purchased (and any securities or other property issuable upon exercise) be issued in the name of and delivered to ______________ and, if such Warrant Shares are not all of the Warrant Shares issuable upon exercise of the Warrant, that a new Warrant of like tenor be issued for the balance of the Warrant Shares.



                                 _______________________________
                                 (Name of Registered Owner)

                                 _______________________________
                                 (Signature of Registered Owner)

                                 _______________________________
                                 (Street Address)

                                 _______________________________
                                 (City) (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
                   holder desires to transfer the Warrant.)


         FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto _________________________________________________
____________________________________________________________________________
(Please print name and address of transferee)

the Warrants represented by this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact, with full power of substitution, to transfer the within Warrant on the books of SIGA TECHNOLOGIES, INC. to give effect to the transfer made hereby.

Date:  _____________, ____

                                          _________________________________
                                                   Signature


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.